Financial Statements and Schedules







                                     COMPRECARE TAX DEFERRED
                                     SAVINGS PLAN







                                    Years ended December 31, 1993 and 1992
                                    with Report of Independent Auditors

                 Comprecare Tax Deferred Savings Plan

                 Financial Statements and Schedules


               Years ended December 31, 1993 and 1992



                            CONTENTS

Report of Independent Auditors. . . . . . . . . . . . . . . . . . . . . . 1

Audited Financial Statements

Statements of Net Assets Available for Benefits. . . . . . . . . . . . . .2
Statements of Changes in Net Assets Available for Benefits. . . . . . . . 3
Notes to Financial Statements . . . . . . . . . . . . . . . . . . . . . . 4


Schedules

Assets Held for Investment . . . . . . . . . . . . . . . . . . . . .. . . 9

Transactions or Series of Transactions in Excess
   of 5% of the Current Value of Plan Assets . . . . . . . . . . . . . . 10

                     Report of Independent Auditors


Plan Trustees
Comprecare Tax Deferred Savings Plan
Aurora, Colorado

We have audited the accompanying statements of net assets available for benefits of the Comprecare Tax Deferred Savings Plan (the Plan) as of December 31, 1993 and 1992, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, information regarding the Plan's net assets available for benefits at December 31, 1993 and 1992, and the changes in its net assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment as of December 31, 1993, and transactions or series of transactions in excess of 5% of the current value of plan assets for the year then ended, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the 1993 financial statements and, in our opinion, are fairly stated in all material respects in relation to the 1993 financial statements taken as a whole.


                                 /s/ Ernst & Young LLP
                                 ERNST & YOUNG LLP
Denver, Colorado
September 8, 1994


                                   Comprecare Tax Deferred Savings Plan
                                     Statements of Net Assets Available for Benefits

                                                                     DECEMBER 31, 1993
                                                                     FUND INFORMATION
                                      --------------------------------------------------------------
- --------------------

                                        Guaranteed 20th                                          Fidelity
                                        Income     Century  AIM         AIM            Fidelity  Income &
                                        Fund       Growth   Weingarten  Constellation  Growth    Growth     Total
                                       --------------------------------------------------------------------------------
ASSETS
Investments:
 At fair value -
   Shares of registered investment
    companies. . . . . . . . . . . . . .$     --  $345,293  $ 41,358    $ 87,935        $463,200   $432,598  $1,370,384
 Insurance company separate accounts. .       --        --        --          --              --         --          --
 At contract value -
  Guaranteed investment contracts. . .   625,765        --        --          --              --         --     625,765
                                       --------------------------------------------------------------------------------
Total investments. . . . . . . . . . .   627,765   345,293    41,358      87,935         463,200    432,598   1,996,149
Participants' contributions receivable.       --        --        --          --              --          --         --
                                       --------------------------------------------------------------------------------
Net assets available for benefits. . .  $625,765  $345,293   $41,358     $ 87,935       $463,200   $432,598  $1,996,149
                                       =================================================================================


                                                            DECEMBER 31, 1992
                                                             FUND INFORMATION
                                      ------------------------------------------------------------
                                        Guaranteed 20th                 Fidelity
                                        Income     Century  Fidelity    Income &
                                        Fund       Growth   Growth      Growth          Total
                                       -----------------------------------------------------------
ASSETS
Investments:
 At fair value -
   Shares of registered investment
    companies. . . . . . . . . . . . . .$     --  $     --  $     --    $     --        $       --
 Insurance company separate accounts. .       --   269,175   259,507     285,810           814,492
 At contract value -
  Guaranteed investment contracts. . .   525,747        --        --          --           525,747
                                       -------------------------------------------------------------
Total investments. . . . . . . . . . .   525,747   269,175   259,507     285,810         1,340,239
Participants' contributions receivable.   12,528     7,325     5,790       7,059            32,702
                                       -------------------------------------------------------------
Net assets available for benefits. . .  $538,275  $276,500  $265,297    $292,869        $1,372,941
                                       =============================================================

See accompanying notes.


                                   Comprecare Tax Deferred Savings Plan
                                  Statements of Changes in Net Assets Available for Benefits

                                                               YEAR ENDED DECEMBER 31, 1993
                                                                     FUND INFORMATION
                                      ----------------------------------------------------------------------------------
                                        Guaranteed 20th                                          Fidelity
                                        Income     Century  AIM         AIM            Fidelity  Income &
                                        Fund       Growth   Weingarten  Constellation  Growth    Growth       Total
                                       ---------------------------------------------------------------------------------
Additions to net assets attributed to:
Investment income:
 Net appreciation (depreciation)
  in fair value of investments . . . . .$     --  $(24,976)  $ 1,214    $ 12,292       $ 60,170   $ 41,962   $   90,662
 Interest and dividends. . . . . . . . .  43,369    38,645     1,031          --         16,318     23,937      123,300
                                       ---------------------------------------------------------------------------------
                                          43,369    13,669     2,245      12,292         76,488     65,899      213,962
Contributions:
  Participants. . . . . . . . . . . . .   86,922    65,577    27,176      46,499         83,048     84,654      393,876
  Employer. . . . . . . . . . . . . . .   22,391    15,417     5,828       9,641         19,147     20,519       92,943
  Rollover. . . . . . . . . . . . . . .   18,415    14,925     9,204      15,663         15,860      7,219       81,286
                                       --------------------------------------------------------------------------------
                                         127,728    95,919    42,208      71,803        118,055    112,392      568,105
                                       --------------------------------------------------------------------------------
Total Additions. . . . . . . . . . . .   171,097   109,588    44,453      84,095        194,543    178,291      782,067

Deductions from net assets
  attributed to:
  Benefits paid to participants. . . .    83,773    12,866     2,319       2,800         18,129     38,971      158,858
                                        --------------------------------------------------------------------------------
Total deductions. . . . . . . . . . .     83,773    12,866     2,319       2,800         18,129     38,971      158,858
                                        --------------------------------------------------------------------------------
Net increase prior to interfund
  transfers. . . . . . . . . . . . . .    87,324    96,722    42,134      81,295        176,414    139,320      623,209
Interfund transfers (net). . . . . . .       166   (27,929)     (776)      6,640         21,489        409           (1)
                                        --------------------------------------------------------------------------------
  Net increase. . . . . . . . . . . .     87,490    68,793    41,358      87,935        197,903    139,729      623,208

Net assets available for benefits:
  Beginning of year. . . . . . . . . .   538,275   276,500        --          --        265,297    292,869    1,372,941
                                        -------------------------------------------------------------------------------
  End of year. . . . . . . . . . . . .  $625,765  $345,293   $41,358    $ 87,935       $463,200   $432,598   $1,996,149
                                       =================================================================================

 See accompanying notes.


                                          Comprecare Tax Deferred Savings Plan
                                     Statements of Changes in Net Assets Available for Benefits

                                                    YEAR ENDED DECEMBER 31, 1992
                                                         FUND INFORMATION
                                     ---------------------------------------------------------------
                                        Guaranteed   20th                  Fidelity
                                        Income       Century   Fidelity    Income &
                                        Fund         Growth    Growth      Growth         Total
                                       -------------------------------------------------------------
Additions to net assets attributed to:
Investment income:
 Net appreciation (depreciation)
  in fair value of investments . . . . .$     --   $(2,045)  $ 22,701     $ 15,826      $   36,482
 Interest and dividends. . . . . . . . .  29,201        --         --           --          29,201
                                       --------------------------------------------------------------
                                          29,201    (2,045)    22,701       15,826          65,683
Contributions:
  Participants. . . . . . . . . . . . .  229,998   129,409    104,771      116,686         580,864
  Employer. . . . . . . . . . . . . . .       --        --         --           --              --
  Rollover. . . . . . . . . . . . . . .  246,389   132,333    127,303      134,604         640,629
                                        -------------------------------------------------------------
                                         476,387   261,742    232,074      251,290       1,221,493
                                       --------------------------------------------------------------
Total Additions. . . . . . . . . . . .   505,588   259,697    254,775      267,116       1,287,176

Deductions from net assets
  attributed to:
  Benefits paid to participants. . . .    40,711     8,675      3,856        7,169          60,411
                                        --------------------------------------------------------------
Total deductions. . . . . . . . . . .     40,711     8,675      3,856        7,169          60,411
                                        --------------------------------------------------------------
Net increase prior to interfund
  transfers. . . . . . . . . . . . . .   464,877   251,022    250,919      259,947       1,226,765
Interfund transfers (net). . . . . . .    10,852       817    (11,299)        (370)             --
                                        ---------------------------------------------------------------
  Net increase. . . . . . . . . . . .    475,729   251,839    239,620      259,577       1,226,765

Net assets available for benefits:
  Beginning of year. . . . . . . . . .    62,546    24,661     25,677       33,292         146,176
                                        ---------------------------------------------------------------
  End of year. . . . . . . . . . . . .  $538,275  $276,500   $265,297     $292,869      $1,372,941
                                       ================================================================

See accompanying notes.


                   Comprecare Tax Deferred Savings Plan

                    Notes to Financial Statements

                        December 31, 1993


1.  DESCRIPTION OF THE PLAN

The following description of the Comprecare Tax Deferred Savings Plan (the
Plan) provides only general information. Participants should refer to the "Summary Plan Description" for a more complete description of the Plan's provisions.

GENERAL

Comprecare Management Services, Inc. (the Company) established the Plan effective September 1, 1991 to provide benefits to those of its employees and the employees of its affiliates who are expected to work at least 1000 hours during the plan year. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

The Company serves as the Plan Administrator. The Plan Administrator and Trustee are responsible for the general administration and interpretation of the Plan and the Trust. Administrative and custodial service fees were paid by the Company during 1993 and 1992.

CONTRIBUTIONS

Participants may make contributions to the Plan through salary reductions to a maximum of 20% of their total compensation in any one plan year, subject to a limitation of 10% of their base pay portion. Company contributions, if any, are determined at the discretion of the Board of Directors annually.

VESTING

Participants are fully vested in their contributions and earnings thereon. A participant who has completed 3 years of service as of December 31, 1992 shall always be 100% vested in Company contributions. Participants with less than 3 years of service as of December 31, 1992 shall be 100% vested in the portion of Company contributions accrued to his or her account through such date and shall vest at a rate of 20% per year after 3 years of service for the portion of Company contributions accrued on or after January 1, 1993. Employees who become eligible to participate on or after January 1, 1993 shall vest in employer contributions at a rate of 20% per year after 3 years of service.

Although it has not expressed any intent to do so, the Company has the right at any time to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100 percent vested in their accounts.

              Comprecare Tax Deferred Savings Plan

1.  DESCRIPTION OF THE PLAN (CONTINUED)

INVESTMENT OPTIONS

See Note 3.

PAYMENT OF BENEFITS

On termination of service, a participant may elect to receive either a lump-sum amount or, if an employee's account is greater than $3,500 and they terminate because of death, they may receive the account in installments over a period not exceeding five years. The payment of benefits commences after the valuation date following the participant's termination.

2. SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The accompanying financial statements of the Plan have been prepared on a basis of accounting in accordance with generally accepted accounting principles (GAAP). Such basis of accounting differs from the modified cash basis of accounting used by the Plan to present the financial statements included in the Annual Return/Report of Employee Benefit
Plan (Form 5500).

A reconciliation of the accompanying financial statements to the modified cash basis financial statements included in the 1992 Form 5500 as filed and the 1993 Form 5500 to be filed is as follows:

                                          1993                            1992
                                NET ASSETS    NET INCREASE     NET ASSETS    NET INCREASE
                                 AVAILABLE     IN ASSETS        AVAILABLE     IN ASSETS
                                  FOR PLAN    AVAILABLE FOR      FOR PLAN    AVAILABLE FOR
                                  BENEFTS      PLAN BENEFITS     BENEFITS    PLAN BENEFITS
                                -----------   --------------   -----------   -------------

GAAP basis                       $1,996,149       $623,208     $1,372,941    $1,226,765

Deduct:
 Participants' contributions
    Receivable                        --             --           (32,702)      (32,702)

Add:
 Prior participants' contributions
   receivable                         --            32,702            --         22,332

Prior employer's contribution
  receivable                          --             --               --         64,784
                                ----------        --------      ----------   ----------

Modified cash basis             $1,996,149        $655,910      $1,340,239   $1,281,179
                                ==========        ========      ==========   ==========




                    Comprecare Tax Deferred Savings Plan

2.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

VALUATION OF INVESTMENTS

The Plan's investments in guaranteed investment contracts are stated at contract value, which represents contributions made under the contract plus interest at the contracted rate. Investments in shares of registered investment companies are stated at fair value based on quoted market prices. Investments in units of insurance company separate accounts are stated at fair value, which represents the fair market value of the underlying collateral less the amount due for management fees.

3.  INVESTMENTS

During 1992 and part of 1993, the Plan's investments were held under an agreement with an insurance company. Under the agreement, participants could direct their investments into a guaranteed investment contract or any one of three insurance company separate accounts: Variable Accounts E, F, and I.
The underlying investments of Variable Accounts E, F, and
I each consisted of shares of a registered investment company. In April 1993, the investments in the insurance company separate accounts were liquidated and transferred to the new trustee, a registered stock transfer and trust company. Under the new trust arrangement, the liquidated funds were reinvested directly into shares of the respective registered investment companies. The new trust arrangement also made available two new investment options. Investment options available to Plan participants as of December 31, 1993 are summarized below:

     Guaranteed Income Fund - Funds are invested in a guaranteed investment contract of the Hartford
     Life Insurance Company. Hartford guarantees both the principal and interest at a contracted rate for the length of the contract.

     Fidelity Growth Fund (formerly Variable Account
     E) - Funds are invested in shares of
     Fidelity Advisor Growth Opportunities Fund, a registered investment company. The Fidelity
     Advisor Growth Opportunities Fund seeks to provide capital growth by investing in a diversified portfolio consisting of 30-65% growth stocks, with the remainder allocated across a broad spectrum of investments.

     Fidelity Income & Growth (formerly Variable
     Account F) - Funds are invested in shares of Fidelity Advisor Income & Growth Portfolio, a registered investment company. The Fidelity
     Advisor Income & Growth Portfolio seeks both income and growth of capital by investing in a diversified portfolio of both equity and fixed-income securities.

             Comprecare Tax Deferred Savings Plan

3.  INVESTMENTS (CONTINUED)

     20th Century Growth (formerly Variable Account I) -
     Funds are invested in shares of the 20th Century
     Growth Investors Fund, a registered investment company. The 20th Century Growth Investors Fund is an aggressive growth fund investing primarily in the common stocks of better-capitalized, growth-oriented companies.

     AIM Weingarten - Funds are invested in shares of the AIM Weingarten Fund, a registered investment company. The AIM Weingarten Fund seeks to provide growth of capital through investment in common stocks of leading U.S. companies.

     AIM Constellation - Funds are invested in shares of the AIM Constellation Fund, a registered investment company. The AIM Constellation Fund is an aggressive growth fund investing primarily in the common stocks of medium-sized and smaller emerging growth companies.

The Plan's investments are summarized as follows:


                                                                   DECEMBER 31
                                                              1993              1992
                                                          ----------------------------
Guaranteed investment contracts at contract value:

  Unum Life Insurance Company (dollar value units). . . . .$ 490,143*      $  525,747*
  Hartford Life Insurance Company (dollar value units) . . . 135,622*             --
                                                          -----------------------------
                                                             625,765          525,747
Registered investment companies at fair value:

  Fidelity Advisor Growth Opportunities Fund
   (18,439 shares)                                           463,200*              --
  Fidelity Advisor Income & Growth Portfolio
   (27,964 shares)                                           432,598*              --
  20th Century Growth Investors Fund (15,415 shares)         345,293*              --
  AIM Weingarten Fund (2,412 shares)                          41,358               --
  AIM Constellation Fund (5,025 shares)                       87,935               --
                                                           ----------------------------
                                                           1,370,384               --
Insurance company separate accounts at fair value:

  UNUM Life Variable Account E (14,310 units)                    --           259,507*
  UNUM Life Variable Account F (17,654 units)                    --           285,810*
  UNUM Life Variable Account I (13,696 units)                    --           269,175*
                                                            --------------------------
                                                                 --           814,492
                                                            --------------------------
 Total investments                                         $19,996,149     $1,340,239
                                                           ===========     ==========


 *  Represents investments equal to 5% or more of the Plan's net assets.


                         Comprecare Tax Deferred Savings Plan

4.  TAX STATUS

The Plan has not filed an application for determination with the Internal Revenue Service. However, the Plan administrator and the Plan's trustee believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue
Code (the Code) in accordance with Section 401(a) and Section 404 of the Code. Therefore, they believe that the Plan was qualified and was tax-exempt under Section 501(a) of the Code as of December 31, 1993 and 1992.

5. MERGER AND SUBSEQUENT EVENTS

Effective September 1, 1993, Comprecare, Inc., the Company's parent, merged with TakeCare, Inc. At that time, the Plan was frozen and participant contributions made subsequent to September 1, 1993 were placed in the TakeCare Savings and Retirement Plan. On March 3, 1994, TakeCare, Inc. entered into an agreement and plan of merger with FHP International Corporation (FHP) under which FHP agreed to acquire all the outstanding common stock of TakeCare, Inc.
This merger became effective June 17, 1994. Subsequent to this merger, the Plan was merged into the TakeCare Savings and Retirement Plan. The merged plan may at some future point be merged into the FHP 401(k) plan.

                                 Schedules

                         Comprecare Tax Deferred Savings Plan

                            Assets Held for Investment

                                December 31, 1993


                                   DESCRIPTION OF INVESTMENT,
                                    INCLUDING MATURITY DATE,
   IDENTITY OF ISSUE, BORROWER,         RATE OF INTEREST,                          FAIR
     LESSOR OR SIMILAR PARTY         PAR OR MATURITY VALUE         COST            VALUE

Guaranteed Investment Contracts:
  UNUM Life Insurance Company           7.5% per annum         $  490,143       $  490,143
  Hartford Life Insurance Company       5.28% per annum           135,622          135,622
                                                               ----------       ----------
                                                                  625,765          625,765


Registered Investment Companies:
  Fidelity Advisor Growth
    Opportunities Fund                 18,439 shares              428,165          463,200
  Fidelity Advisor Income & Growth
    Portfolio                          27,964 shares              408,969          432,598
  20th Century Growth Investors Fund   15,415 shares              360,399          345,293
  AIM Weingarten Fund                   2,412 shares               41,575           41,358
  AIM Constellation Fund                5,025 shares               81,453           87,935
                                                               ----------------------------
                                                                1,320,561        1,370,384
                                                               ----------------------------
Total investments                                              $1,946,326       $1,996,149
                                                               ============================




                      Comprecare Tax Deferred Savings Plan

                Transactions or Series of Transactions in Excess of 5%
                      of the Current Value of Plan Assets

                        Year ended December 31, 1993


                                                                      Current
                                                          Historical  Value on      Net
 Identity of                        Purchase    Selling    Cost of    Transaction  Gain
 Party Involved                      Price      Price      Asset       Date       (Loss)
- -----------------------------------------------------------------------------------------

Category (i) Individual Transactions in Excess of 5% of Plan Assets

UNUM Life Insurance Co.:
  Guaranteed Investment Contract      $808,471   $     --    $808,471   $808,471  $     --
  Guaranteed Investment Contract           --     808,471     808,471    808,471        --
  Variable Account E                       --     287,670     271,061    287,670    16,609
  Variable Account F                       --     307,606     280,000    307,606    27,606
  Variable Account I                       --     226,765     246,298    226,765   (19,533)
20th Century Growth Investors Fund     226,765         --     226,765    226,765        --
Fidelity Advisor Growth Opportunities
  Fund                                 274,100         --     274,100     274,100       --
Fidelity Advisor Income & Growth
  Portfolio                            307,606         --     307,606     307,606       --



                                                            Cost of   Proceeds   Net
 Identity of Party Involved    Description of Transaction   Purchase  from Sale Gain(Loss)
- ------------------------------------------------------------------------------------------
Category (iii) Series of Transactions in Excess of 5% of Plan Assets

UNUM Life Insurance Co.:
  Guaranteed Investment Contract    Aggregate of 5 purchase
                                     and 13 sales             $855,585   $911,133   $   --
  Variable Account E                 Aggregate of 5 sales           --    287,670   16,609
  Variable Account F                 Aggregate of 6 sales           --    318,991   28,077
  Variable Account I                 Aggregate of 4 sales           --    248,924  (20,176)

Hartford Life Insurance Co.:
  Guaranteed Investment Contract     Aggregate of 22 purchases  159,827        --       --
20th Century Growth Investors Fund   Aggregate of 21 purchases  366,082        --       --
Fidelity Advisor Growth              Aggregate of 24 purchases  439,294        --       --
  Opportunities Fund
Fidelity Advisor Income & Growth     Aggregate of 23 purchases  459,836        --       --
  Portfolio

There were no category (ii) or (iv) reportable transactions during 1993.

                   Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8), dated April 7, 1994) pertaining to the Comprecare Tax Deferred Savings Plan of TakeCare, Inc. of our report dated September 8, 1994, with respect to the financial statements and schedules of the Comprecare Tax Deferred Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1993.

                                      /s/ Ernst & Young LLP
                                      ERNST & YOUNG LLP
Denver, Colorado
September 8, 1994